Internet Stock Market Resources, Inc. Announces The Signing Of Medi-Hut Co., Inc. As New Client

ST. PETERSBURG, Fla., Sept 13 /PRNewswire/ -- Internet Stock Market Resources, Inc. (OTC Bulletin Board: ISMR ) is announcing the addition of Medi-Hut Co., Inc. (OTC Bulletin Board: MHUT ) to its listed member organization.

Medi-Hut Co., Inc. was founded in 1982 and began trading publicly in February 1998. The Company private labels and recently announced their own "Elite" brand insulin syringes, condoms, alcohol preps, hot and cold packs, etc., and will manufacture its own patented brand anti-stick safety syringes which has also passed the FDA 510K approval process. The new safety syringe will incorporate a transparent sleeve into which the needle will automatically retract after use.

To receive investor information please contact: Columbia Financial Group Phone:
(888) 301-6271. For online investor information go to http://www.internetstockmarket.com/corpprof/m/mhut.html

To receive updates on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to Medi-Hut Co., Inc., nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph: 727.896.9696 or e-mail morrisb@internetstockmarket.com Web Site: http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.